Exhibit 10.14.2
EXECUTION VERSION

[***] Certain information in this document has been excluded because it both (i) is not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
This Amendment No. 1 to Loan and Security Agreement, dated as of March 21, 2019 (this “Amendment”), to that certain Loan and Security Agreement, dated as of April 4, 2018 (the “Loan and Security Agreement”), by and between Nexperia B.V., a private limited liability company incorporated under the laws of the Netherlands, with its registered office at Jonkerbosplein 52, 6534 AB Nijmegen, the Netherlands (“Nexperia” or the “Lender”) and Transphorm, Inc., a Delaware corporation (the “Borrower”), is entered into by and between the Lender and the Borrower. Capitalized terms used herein but not defined herein are used as defined in the Loan and Security Agreement.
W I T N E S S E T H:
WHEREAS, the Lender and the Borrower are parties to that certain Development and License Agreement, dated as of April 4, 2018 (the “DLA”), pursuant to which the Borrower has and will develop, transfer and license certain technology;
WHEREAS, the Loan and Security Agreement was entered into by the Lender and the Borrower, in part to enable the Borrower to fund the development work contemplated by the DLA;
WHEREAS, the Borrower wishes to amend the DLA on the terms and subject to the conditions of an amendment thereto which will be entered into on the date hereof; and
WHEREAS, the Borrower wishes to amend the Loan and Security Agreement to bifurcate the Tranche B Loan into two separate sub-tranches, each with its own terms and conditions and the Lender is willing to do so on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1    AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT
The Loan and Security Agreement is hereby amended as follows:
1.1    Section 2.2(a) of the Loan and Security Agreements is amended and restated in its entirety as follows:
“(a)    Availability. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Tranche A Loan”) to the Borrower on the Tranche A Closing Date in an amount corresponding to the Tranche A Commitment Amount. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Tranche B Loan”) to the Borrower on the Tranche B Closing Date in an amount corresponding to the Tranche B Commitment Amount. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Tranche B-1 Loan” and, together with the Tranche B Loan, the “Tranche B Loans”) to the Borrower on the Tranche B-1 Closing Date in an amount corresponding to the Tranche B-1 Commitment

Amount. On the terms and subject to the conditions of this Agreement, the Lender agrees to make loans (collectively, the “Tranche C Loans”) to the Borrower during the Tranche C Availability Period in an aggregate principal amount that will not result in the aggregate Tranche C Credit Exposure exceeding the Tranche C Commitment Amount; provided that, the Borrower shall only be entitled to deliver up to three Borrowing Notices in respect of Tranche C Loans per calendar quarter and there shall not at any time be more than a total of three Tranche C Loans outstanding. Within the foregoing limit and on the terms and subject to the conditions of this Agreement, the Borrower may reborrow, prepay and reborrow Tranche C Loans in accordance with Section 2.2(d).”
1.2    Section 2.2(c) of the Loan and Security Agreement is amended and restated in its entirety as follows:
“(c)    Repayment of the Tranche B Loans. Subject to Sections 2.2(e)-(g) and Section 2.3(b), the Borrower shall pay in full to the Lender the outstanding principal balance of (x) the Tranche B Loan on the Tranche B Maturity Date and (y) the Tranche B-1 Loan on the Tranche B-1 Maturity Date.”
1.3    Section 2.2(f) of the Loan and Security Agreement is amended and restated in its entirety as follows:
“(f)    Maturity Date Extension. In connection with modifications to the development timelines contemplated by the Prefunded SOWs and the DLA, the Tranche A Maturity Date and/or the Tranche B Maturity Date and/or the Tranche B-1 Maturity Date may be extended for an additional number of days to be mutually agreed by the Lender and the Borrower if (i) the Lender provides the Borrower with written notice of an extension at least 30 days prior to the then-applicable Maturity Date and the Borrower does not object in writing to such extension within 5 Business Days of receipt of such written notice (it being understood and agreed that the Borrower shall not unreasonably condition, delay or object to such extension) or (ii) the Borrower provides the Lender with a written request for an extension, together with reasonable supporting information justifying such extension, at least 30 days prior to the then-applicable Maturity Date and the Lender consents to such extension within 5 Business Days of receipt of such written request (it being understood and agreed that the Lender shall not unreasonably condition, delay or withhold its consent to such extension). For the avoidance of doubt, the Borrower may only deliver the aforementioned request for an extension so long as no Event of Default has occurred and is continuing on the date such request is delivered.
1.4    Section 3.5 of the Loan and Security Agreement is amended and restated in its entirety as follows:
“3.5    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Loan set forth in this Agreement, to obtain a Loan, the Borrower shall deliver to the Lender a Borrowing Notice (which Borrowing Notice shall be irrevocable) executed by a Responsible Officer on or before 9:00 a.m. (New York City time) on a Business Day at least five Business Days prior to the proposed Closing Date. After receipt of the Borrowing Notice for the applicable Loan, the Lender shall, on the applicable

Closing Date and subject to the terms and conditions hereof, make the proceeds of such Loan available to the Borrower by wire transfer to the Loan Deposit Account. With respect to the Tranche C Loans, (a) each Tranche C Loan must be in a minimum principal amount of $1,000,000 and in multiples of $1,000,000 in excess thereof, (b) the Borrower shall only be entitled to deliver up to three Borrowing Notices in respect of Tranche C Loans per calendar quarter and (c) there shall not at any time be more than a total of three Tranche C Loans outstanding. The Tranche A Commitment Amount shall automatically and permanently be reduced to zero on the Tranche A Commitment Termination Date. The Tranche B Commitment Amount shall automatically and permanently be reduced to zero on the Tranche B Commitment Termination Date. The Tranche B-1 Commitment Amount shall automatically and permanently be reduced to zero on the Tranche B-1 Commitment Termination Date. The Tranche C Commitment Amount shall automatically and permanently be reduced to zero on the Tranche C Commitment Termination Date.”
1.5    The following Section 3.6 shall hereby be inserted into Section 3 of the Loan and Security Agreement in the correct ascending numerical order:
“3.6    Conditions Precedent to the Tranche B-1 Loan. The commitment of the Lender to make the Tranche B-1 Loan shall be subject to the prior making of the Tranche A Loan, the satisfaction of each of the conditions precedent set forth below in this Section 3.6, in form and substance satisfactory to the Lender and completion of such other matters as the Lender may reasonably deem necessary or appropriate:
(a)    due evidence of proof of concept under the [***]-SOW in accordance with Section 6.2(c) of the DLA;
(b)    timely receipt by the Lender of an executed Borrowing Notice in accordance with Section 3.5 (which Borrowing Notice shall constitute the written request for prefunding contemplated by Section 6.2(c) of the DLA);
(c)    a duly executed certificate of a Responsible Officer, dated the Tranche B-1 Closing Date and upon which the Lender may conclusively rely, certifying that (i) the Borrower has not materially breached its obligations under the DLA; (ii) the representations and warranties in this Agreement shall be true and correct in all material respects on the date of the Borrowing Notice and on the Tranche B-1 Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect” in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects (provided, however, that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect” in the text thereof) as of such date; and (iii) no Default or Event of Default shall have then occurred and be continuing, or would result from the making of such Loan;
(d)    the Lender determines to its satisfaction that there has not been a Material Adverse Change since the Effective Date;

(e)    an update to Schedule 5.2, such updated Schedule to be complete and accurate in all material respects as of the Tranche B-1 Closing Date;
(f)    the Lender determines to its satisfaction that the ON Note Waiver is in full force and effect as of the Tranche B-1 Closing Date; and
(g)    such unaudited financial information, projections or similar data of the Borrower, as of a date reasonably close to the Tranche B-1 Closing Date, as the Lender may reasonably request.”
1.6    The second sentence of Section 5.2 of the Loan and Security Agreement is hereby amended by inserting immediately following the words “the Tranche B Closing Date”, a comma (“,”) and the words “the Tranche B-1 Closing Date”.
1.7    Section 5.8(i) of the Loan and Security Agreement is hereby amended by inserting immediately following the words “and the Tranche B Loan” the words “and the Tranche B-1 Loan”.
1.8    Section 8.1(b) of the Loan and Security Agreement is hereby amended by adding an “s” at the end of the words “Tranche B Loan” such that the words now read “Tranche B Loans”.
1.9    Section 8.11 of the Loan and Security Agreement is amended and restated in its entirety as follows:
“8.11    DLA. (a) The Lender (i) terminates the DLA pursuant to (x) Section 14.3(b) or (y) Section 14.3(c) thereof or (ii) the Borrower fails to deliver (A) the report required to be delivered pursuant to the [***] SOW on or prior to the last Business Day of the first quarter of the calendar year 2020, as such date may be extended pursuant to Section 2.2(f) or (B) the report required to be delivered pursuant to the [***] SOW on or prior to the last Business Day of the first quarter of the calendar year 2021, as such date may be extended pursuant to Section 2.2(f) or (C) the report required to be delivered pursuant to the [***]-SOW on or prior to the last Business Day of the first quarter of the calendar year 2021, as such date may be extended pursuant to Section 2.2(f), or (b) the Borrower terminates the DLA pursuant to (x) Section 14.3(b) or (y) Section 14.3(c) thereof.”
1.10    The definition of “Closing Dates” is amended and restated in its entirety as follows:
‘“Closing Dates” means, collectively, the Tranche A Closing Date, the Tranche B Closing Date, the Tranche B-1 Closing Date and the Tranche C Closing Dates.
1.11    Clause (a) of the definition of “Interest Period” is amended and restated in its entirety as follows:
“(a)    with respect to (i) the Tranche A Loan, initially, the period beginning on (and including) the Tranche A Maturity Date without giving effect to any extension to such date pursuant to Section 2.2(f), (ii) the Tranche B Loan, initially, the period beginning on (and including) the Tranche B Maturity Date without giving effect to any extension to such date pursuant to Section 2.2(f), and ending on (and including) the last day of the first full calendar quarter immediately following such date, and (iii) the Tranche B-1 Loan, initially, the period beginning on (and including) the Tranche B-1 Maturity Date without giving effect to any extension to such date pursuant to Section 2.2(f), and ending on (and including) the last day of the first full calendar quarter immediately following such date, and (ii) thereafter, each period beginning on (and including) the first day after the end of the previous Interest Period and ending on the earlier of (and including) (x) the last day of the calendar quarter in which such Interest Period begins and (y) the Tranche A Maturity Date (for the avoidance of doubt, after giving effect to any extension thereto pursuant to the terms hereof) or the Tranche B Maturity Date (for the avoidance of doubt, after giving effect to any extension thereto pursuant to the terms hereof) or the Tranche B-1 Maturity Date (for the avoidance of doubt, after giving effect to any extension thereto pursuant to the terms hereof), as applicable; and”
1.12    The definition of “Loans” is amended and restated in its entirety as follows:
‘“Loans” means, collectively, the Tranche A Loan, the Tranche B Loans and the Tranche C Loans.
1.13    The definition of “Maturity Dates” is amended and restated in its entirety as follows:
‘“Maturity Dates” means, collectively, the Tranche A Maturity Date, the Tranche B Maturity Date, the Tranche B-1 Maturity Date and the Tranche C Maturity Date.
1.14    The definition of “Offsetting Amount” is amended and restated in its entirety as follows:
‘“Offsetting Amount” means, as of any date of determination, (a) with respect to the Tranche A Loan, an amount equal to the outstanding and unpaid balance of licensing fees or other amounts then owed by Nexperia to the Borrower pursuant to the [***] SOW and Section 7.7(b) of the DLA, (b) with respect to the Tranche B Loan, an amount equal to the outstanding and unpaid balance of licensing fees or other amounts then owed by Nexperia to the Borrower pursuant to the [***] SOW and Section 7.7(c) of the DLA and (c) with respect to the Tranche B-1 Loan, an amount equal to the outstanding and unpaid balance of the licensing fees or other amounts then owed by Nexperia to the Borrower pursuant to the [***]-SOW and Section 7.7(d) of the DLA.
1.15    The definition of “Prefunded SOWs” is amended and restated in its entirety as follows:
‘“Prefunded SOWs” means the [***] SOW, the [***] SOW and the [***]-SOW.
1.16    The definition of “Tranche B Closing Date” is amended and restated in its entirety as follows:
‘“Tranche B Closing Date” means the date on which the Lender shall make available the Tranche B Commitment Amount as set forth in the following table:

Tranche B Closing Date	Tranche B Commitment Amount
The first Business Day in the first quarter of calendar year 2019 on which the conditions set forth in Section 3.2 are satisfied or waived in accordance with this Agreement.	$8,000,000
1.17    The following definitions shall hereby be inserted into Section 13 of the Loan and Security Agreement in the correct alphabetical order:
‘“[***]-SOW” means the SOW set forth in Addendum 4 to the DLA, as such SOW may be amended, restated supplemented or otherwise modified from time to time in accordance with its terms and the DLA.
‘“Tranche B Loans” is defined in Section 2.2(a).”
‘“Tranche B-1 Closing Date” means the date on which the Lender shall make available the Tranche B-1 Commitment Amount as set forth in the following table:

Tranche B-1 Closing Date	Tranche B-1 Commitment Amount
The first Business Day in the second quarter of calendar year 2019 on which the conditions set forth in Section 3.6 are satisfied or waived in accordance with this Agreement.	$2,000,000
‘“Tranche B-1 Commitment Amount” means the Tranche B-1 Loan that the Lender shall make available on the Tranche B-1 Closing Date as set forth in the definition of “Tranche B-1 Closing Date”.
‘“Tranche B-1 Commitment Termination Date” means the earlier of (a) the Tranche B-1 Closing Date (immediately after the making of the Tranche B-1 Loan on such date) and (b) the date on which the Commitments terminate pursuant to Section 9 of this Agreement.”
‘“Tranche B-1 Loan” is defined in Section 2.2(a).”
‘“Tranche B-1 Maturity Date” means the date on which a report is required to be delivered pursuant to the [***]-SOW, which shall be no later than the last Business Day of the first quarter of calendar year 2021, as such date may be extended pursuant to the terms hereof.”
SECTION 2.    REPRESENTATIONS AND WARRANTIES
2.1    The Lender hereby represents and warrants to the Borrower as follows:

(a)    Private Limited Liability Company Power and Authority. The Lender has (a) the private limited liability company power or other power and authority to make, deliver and perform the Amendment and the other Loan Documents to which it is a party and (b) taken all necessary private limited liability company or other action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party.
2.2    The Borrower hereby represents and warrants to the Lender as follows:
(a)    Incorporation of Representations and Warranties from Loan Documents. After giving effect to this Amendment, each of the representations and warranties in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date.
(b)    Corporate Power and Authority. The Borrower has (a) the corporate or other power and authority to make, deliver and perform the Amendment and the other Loan Documents to which it is a party and (b) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party.
(c)    Absence of Default. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 3.    REAFFIRMATION
The Borrower hereby confirms that the security interests and liens granted by it pursuant to the Loan Documents continue to secure the Obligations as set forth in the Loan Documents and that such security interests and liens remain in full force and effect. The Borrower confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.
SECTION 4.    MISCELLANEOUS
4.1    Reference to and Effect on the Loan Documents.
(a)    After giving effect to this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Loan and Security Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.
(b)    Except as expressly amended or waived, as applicable, hereby, all of the terms and provisions of the Loan and Security Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan and Security Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Loan and Security Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.
4.2    Choice of Law; Dispute Resolution; Severability of Provisions; Counterparts; Electronic Execution of Documents; Captions; Construction of Agreement; Third Parties. The terms of Sections 11, 12.5, 12.7, 12.10, 12.11, 12.12 and 12.14 of the Loan and Security Agreement with respect to Choice of Law, Dispute Resolution, Severability of Provisions, Counterparts, Electronic Execution of Documents, Captions, Construction of Agreement and Third Parties are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
4.3    Loan Document and Integration. This Amendment shall constitute a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

TRANSPHORM, INC., as the Borrower

By:	/s/ Cameron McAulay
Name: Cameron McAulay
Title: CFO

[Signature Page to Amendment No. 1]

NEXPERIA B.V., as the Lender

By:	/s/ Charles Smit
Name: Charles Smit
Title: General Counsel

[Signature Page to Amendment No. 1]